Exhibit E(i)

                             Distribution Agreement

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                             DISTRIBUTION AGREEMENT

      THIS AGREEMENT made as of February 26, 2007 between COMMONWEALTH INTERNATIONAL SERIES TRUST (the "Trust"), having an office at 5847 San Felipe #850, Houston, Texas 77057, and BISYS Fund Services Limited Partnership ("Distributor"), having an office at 100 Summer Street, Boston, Massachusetts 02110.

      WHEREAS, the Trust is an open-end management investment company, organized as a Massachusetts Business Trust, and registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, it is intended that Distributor act as the distributor of the shares of beneficial interest ("Shares") of each series of the Trust, as listed on Schedule A, and such series as are hereafter created (all of the foregoing series individually referred to herein as a "Fund" and collectively as the "Funds").

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1. Services as Distributor.

      1.1 Distributor will act as agent of Trust on behalf of each Fund for the distribution of the Shares covered by the registration statement of Trust then in effect under the Securities Act of 1933, as amended (the "Securities Act") and the 1940 Act. As used in this Agreement, the term "registration statement" shall mean the registration statement of the Trust and any amendments thereto, then in effect, including Parts A (the Prospectus), B (the Statement of Additional Information) and C of each registration statement, as filed on Form N-1A, or any successor thereto, with the Commission, together with any amendments thereto. The term "Prospectus" shall mean the then-current form of Prospectus and Statement of Additional Information used by the Funds, in accordance with the rules of the Commission, for delivery to shareholders and prospective shareholders after the effective dates of the above-referenced registration statements, together with any amendments and supplements thereto. The Trust will notify Distributor in advance of any proposed changes to Schedule A to this Agreement.

      1.2 Consistent with the understanding between the Funds and the Distributor, Distributor may solicit orders for the sale of the Shares and may undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. The Trust understands that Distributor is now and may in the future be the distributor of the shares of many other investment companies or series, including investment companies having investment objectives similar to those of the Trust. The Trust further understands that shareholders and potential shareholders in the Trust may invest in shares of such other investment companies. The Trust agrees that Distributor's obligations to other investment companies shall not be deemed in conflict with its obligations to the Trust under this Section 1.2.


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      1.3 Consistent with the understanding between the Funds and the
Distributor, and subject to the last sentence of this Section 1.3, Distributor may engage in such activities as both parties deem appropriate in connection with the promotion and sale of the Shares, including without limitation entering into dealer agreements and other selling agreements with broker-dealers and other intermediaries; advertising; compensation of underwriters, dealers and sales personnel; the printing and mailing of Prospectuses to prospective shareholders other than current shareholders; and the printing and mailing of sales literature. Distributor shall have no obligation to make any payments to any third parties, whether as financing of commissions, sales concessions or similar payments; finder's fees; compensation; or otherwise, unless: (i) Distributor has received a corresponding payment from the applicable Fund's Distribution Plan (as defined in Section 2 of this Agreement), the Fund's investment adviser (the "Adviser") or from another source as may be permitted by applicable law, and (ii) such corresponding payment has been approved by the Trust's Board of Trustees (the "Board").

      1.4 In its capacity as distributor of the Shares, all activities of the Distributor and its partners, agents, and employees shall comply with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, all applicable rules and regulations promulgated by the Commission thereunder, and all applicable rules and regulations adopted by any securities association registered under the Securities Exchange Act of 1934. During the term of this Agreement, Distributor shall maintain its legal status as a distributor and shall comply with applicable laws, rules and regulations, including those of the NASD, applicable to it. Distributor shall review written advertisements and sales literature for compliance with NASD requirements.

      1.5 Whenever in their judgment such action is warranted by unusual market, economic or political conditions or by abnormal circumstances of any kind, the Trust's officers may upon reasonable notice instruct the Distributor to decline to accept any orders for or make any sales of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

      1.6 The Trust agrees to inform the Distributor from time to time of the states in which the Fund or its administrator has registered or otherwise qualified Shares for sale, and the Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

      1.7 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such supplemental information with respect to the Funds and the Shares as Distributor may reasonably request; and the Trust warrants that the statements contained in any such supplemental information will fairly show or represent what they purport to show or represent. The Trust shall also furnish Distributor upon request with: (a) unaudited semi-annual statements of the Funds' books and accounts prepared by the Trust, and (b) from time to time such additional information regarding the Funds as the Distributor may reasonably request.


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      1.8 The Trust represents and warrants to Distributor that: (a) all registration statements, and each Prospectus, filed by the Trust with the Commission under the Securities Act and the 1940 Act shall be prepared in conformity with requirements of said Acts and rules and regulations of the Commission thereunder; (b) all Trust related advertisement or sales literature shall be prepared in conformity with requirements of applicable laws and regulations; (c) the registration statement and Prospectus and advertisement or sales literature shall contain all statements required to be stated therein in conformity with said Acts, laws and regulations and the rules and regulations of the Commission thereunder or other applicable regulatory authority, and all statements of fact contained in any such registration statement, Prospectus and advertisement or sales literature are true and correct in all material respects;
(d) neither any registration statement nor any Prospectus nor any advertisement or sales literature includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Shares; (e) no portfolio securities transactions of the Funds, or commissions in connection therewith, shall be directed to any dealer by the Funds, the Adviser, or any of their respective affiliates, in connection with any fees that are not permitted by Rule 12b-1 under the 1940 Act ("Non-Rule 12b-1 Fees") payable to any dealer; (f) each Fund or the Adviser has implemented policies and procedures required by Rule 12b-1(h)(2)(ii) under the 1940 Act and has determined that the criteria used to select broker-dealers that both execute Fund portfolio transactions and promote or sell the Shares is reasonable; and (g) each Fund's Prospectus contains such disclosure with respect to fees paid and charges imposed in connection with the sale of the Shares as is necessary to comply with all laws, rules and regulations, including, without limitation, disclosure of all Non-Rule 12b-1 Fees as required by Rule 2830(l) of the NASD Conduct Rules, as well as the nature and extent of the Non-Rule 12b-1 Fees, or such Non-Rule 12b-1 fees and charges will be in compliance with the rules and regulations of the NASD, including, without limitation, Rule 2830 of the NASD Conduct Rules, as they may be amended from time to time.

The foregoing representations and warranties shall continue throughout the term of this Agreement and be deemed to be of a continuing nature, applicable to all Shares distributed hereunder. The Distributor may, but shall not be obligated to, request from time to time such amendment or amendments to any registration statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Distributor's counsel, be necessary or advisable. If the Trust shall not propose any amendment or amendments and/or supplement or supplements within 45 days after receipt by the Trust of a written request from Distributor to do so, Distributor may, at its option, terminate this Agreement, provided such request is consistent with the obligations of the Trust under any applicable laws or regulations or other agreements by which it is bound. In such case, the Distributor will be held harmless from, and indemnified by Trust for, any liability or loss resulting from the failure to implement such amendment. The Trust shall not file any amendment to any registration statement or supplement to any Prospectus without giving Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any registration statement and/or supplements to any Prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.


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      1.9 The Trust authorizes the Distributor and dealers to use any then current Prospectus in the form furnished by the Trust from time to time in connection with the sale of the Shares.

      1.10 The Distributor may utilize agents in its performance of its services and, with prior notice to the Trust, appoint in writing other parties qualified to perform specific administration services reasonably acceptable to the Trust (individually, a "Sub-Agent") to carry out some or all of its responsibilities under this Agreement; provided, however, that a Sub-Agent shall be the agent of the Distributor and not the agent of the Trust, and that the Distributor shall be fully responsible for the acts of such Sub-Agent and shall not be relieved of any of its responsibilities hereunder by the appointment of a Sub-Agent.

      1.11 The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on the Distributor's part in the performance of its obligations under this Agreement, from reckless disregard by the Distributor of its obligations under this Agreement, or from the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder. So long as Distributor acts in good faith, the Trust agrees to indemnify, defend and hold harmless the Distributor, its officers, partners, employees, subsidiaries, affiliates, and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, (collectively, "Distributor Indemnitees"), from and against any and all claims, demands, liabilities and expenses (including the reasonable cost of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) (collectively, "Claims") which the Distributor Indemnitees may incur under the Securities Act, or under common law, or otherwise, arising out of or based upon: (a) the Distributor acting as distributor of the Funds; (b) the Distributor or any subsidiary or affiliate of the Distributor acting as a member of the National Securities Clearing Corporation (or any successor or other entity performing similar functions) ("NSCC") on behalf of the Trust; (c) the Distributor or any subsidiary or affiliate of the Distributor entering into selling agreements, dealer agreements, participation agreements, NSCC Trust SERV or Networking agreements or similar agreements (collectively, "Dealer Agreements") with financial intermediaries on behalf of the Trust; (d) any of the following: (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any Prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any Prospectus or necessary to make the statements therein not misleading, or (iii) any untrue statement, or alleged untrue statement, of a material fact in any Trust-related or provided advertisement or sales literature, or any omission, or alleged omission, to state a material fact required to be stated therein to make the statements therein not misleading, in either case notwithstanding the exercise of reasonable care in the preparation or review thereof by the Distributor, (e) the breach by the Trust of any provision of this Agreement, including without limitation a breach by the Trust of its obligations with respect to any Fund's transfer agent as set forth in
Section 1.15 of this Agreement, to the extent applicable; or (f) the electronic processing of orders over the internet at the Trust's request; provided, however, that the Trust's agreement to indemnify the Distributor Indemnitees pursuant to this Section 1.11 shall not be construed to cover any Claims (A) pursuant to subsection (d) above to the extent such untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, advertisement or sales literature; (B) arising out of or based upon the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its obligations under this Agreement or the Distributor's reckless disregard of its obligations under this Agreement; or (C) arising out of or based upon the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.


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      In the event of a Claim for which the Distributor Indemnitees may be entitled to indemnification hereunder, the Distributor shall fully and promptly advise the Trust in writing of all pertinent facts concerning such Claim, including the identification of the parties against whom the Claim is made but failure to do so in good faith shall not affect the Trust's indemnification obligation under this Agreement, except to the extent that the Trust is materially prejudiced thereby. The Trust will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Trust's part, the Distributor shall have the right to participate in the defense. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing so approved by the Distributor, the Distributor Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Trust does not elect to assume the defense of any such suit or in case the Distributor reasonably withholds approval of counsel chosen by the Trust, the Trust will reimburse the Distributor Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.11. The Trust's indemnification agreement contained in this Section 1.11 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor Indemnitees, and shall survive the delivery of any Shares.

      1.12 The Distributor agrees to indemnify, defend and hold harmless the Trust, its officers, trustees, directors, employees, and any person who controls the Trust within the meaning of Section 15 of the Securities Act (collectively, "Trust Indemnitees"), from and against any and all Claims which the Trust Indemnitees may incur under the Securities Act or under common law or otherwise, arising out of or based upon (a) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement, Prospectus, or Trust-related advertisement or sales literature, or upon any omission, or alleged omission, to state a material fact in such materials that would be necessary to make the information therein not misleading, which untrue statement, alleged untrue statement, omission, or alleged omission, was furnished in writing, or omitted from the relevant writing furnished, as the case may be, to the Trust by the Distributor for use in the registration statement or in corresponding statements made in the Prospectus, or advertisement or sales literature; (b) the willful misfeasance, bad faith or gross negligence of the Distributor in the performance of its obligations under this Agreement, or the Distributor's reckless disregard of its obligations under this Agreement, or (c) the Distributor's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder (other than in respect of Fund-related advertisements or sales literature that fail to comply with applicable laws despite the Distributor's exercise of reasonable care in the preparation and review thereof); provided, however, that the Distributor's agreement to indemnify the Trust Indemnitees pursuant to this
Section 1.12 shall not be construed to cover any Claims (A) arising out of or based upon the willful misfeasance, bad faith or gross negligence of the Trust in the performance of its obligations under this Agreement or the Trust's reckless disregard of its obligations under this Agreement; or (B) arising out of or based upon the Trust's failure to comply with laws, rules and regulations applicable to it in connection with its activities hereunder.


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      In the event of a Claim for which the Trust Indemnitees may be entitled to indemnification hereunder, the Trust shall fully and promptly advise the Distributor in writing of all pertinent facts concerning such Claim, but failure to do so in good faith shall not affect the Distributor's indemnification obligations under this Agreement except to the extent that the Distributor is materially prejudiced thereby. The Distributor will be entitled to assume the defense of any suit brought to enforce any such Claim if such defense shall be conducted by counsel of good standing chosen by the Distributor and approved by the Trust, which approval shall not be unreasonably withheld. In the event any such suit is not based solely on an alleged untrue statement, omission, or wrongful act on the Distributor's part, the Trust shall have the right to participate in the defense. In the event the Distributor elects to assume the defense of any such suit and retain counsel of good standing so approved by the Trust, the Trust Indemnitees in such suit shall bear the fees and expenses of any additional counsel retained by any of them, but in any case where the Distributor does not elect to assume the defense of any such suit or in case the Trust reasonably withholds approval of counsel chosen by the Distributor, the Distributor will reimburse the Trust Indemnitees named as defendants in such suit, for the reasonable fees and expenses of any counsel retained by them to the extent related to a Claim covered under this Section 1.12. The Distributor's indemnification agreement contained in this Section 1.12 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust Indemnitees, and shall survive the delivery of any Shares.

      1.13 No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as the effectiveness of the registration statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by Section 10(b)(2) of said Securities Act is not on file with the Commission; provided, however, that: (a) the Distributor will not be obligated to cease offering shares until it has received from the Trust written notice of such events, and
(b) nothing contained in this Section 1.13 shall in any way restrict or have an application to or bearing upon the Trust's obligation to repurchase Shares from any shareholder in accordance with the provisions of the Trust's Prospectus, Agreement and Declaration of Trust, or By-laws.


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      1.14 The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

            (a) of any request by the Commission for amendments to the registration statement or Prospectus then in effect or for additional information;

            (b) in the event of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or Prospectus then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

            (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement or Prospectus then in effect or which requires the making of a change in such registration statement or Prospectus in order to make the statements therein not misleading; and

            (d) of any other event which could reasonably be expected to have a material adverse impact upon the offering of Shares or the Distributor's provision of services under this Agreement.

      For purposes of this section, informal requests by or acts of the Staff of the Commission shall not be deemed actions of or requests by the Commission unless they would reasonably be expected to have a material negative impact upon the offering of Shares.

      1.15 During any period for which a party other than Distributor or one of its affiliates acts as any Fund's transfer agent ("Transfer Agent"), the following provisions shall apply:

      (a) The Trust shall ensure that the Transfer Agent complies with all requirements of law and all provisions of Dealer Agreements that are applicable to the Transfer Agent or the services provided by Transfer Agent, or that are within the control of the Transfer Agent, including without limitation laws and Dealer Agreement provisions with respect to: (i) providing shareholder account data to the dealer or other third parties; (ii) facilitating the transfer of Shares held directly with the Transfer Agent; (iii) indemnifying a dealer against claims to which the dealer may become subject insofar as any Claim arises out of or is based on any error or alleged error made in the calculation of any Fund's net asset value per Share, to the extent that the Transfer Agent is responsible for such error or alleged error; (iv) providing to Distributor such information required by Distributor to facilitate payment of Rule 12b-1 fees to dealers in a timely and accurate manner; (v) transmitting purchase and redemption orders for Shares through the NSCC Fund/SERV system ("Fund/SERV") or in certain circumstances through such other means; (vi) making payment for purchases and redemptions of Shares on the settlement date and as otherwise required by the dealer through Fund/SERV; (vii) notifying the dealer whenever an error is made in the calculation of any Fund's net asset value; (viii) rejecting transactions in Shares originating in states or jurisdictions in which the Fund shares are not qualified for sale; and (ix) complying with applicable escheatment requirements.


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      (b) The Trust will ensure that the Transfer Agent provides to Distributor at least quarterly (or more frequently to the extent required by law applicable to the Distributor) certifications of the Transfer Agent in a form reasonably acceptable to the Distributor with respect to the Funds' compliance with anti-money laundering laws, sales caps, breakpoints, and such other certifications as Distributor shall reasonably request from time to time.

      1.16 The Trust will ensure that any service provider to the Trust and/or the Funds other than Distributor or one of its affiliates provides to Distributor such cooperation and information as the Distributor shall reasonably request from time to time, including, without limitation, information to facilitate the Distributor's compliance with federal securities laws, as defined within Rule 38a-1(e)(1) under the 1940 Act..

      1.17 NOTWITHSTANDING ANY PROVISION IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR SIMILAR DAMAGES, INCLUDING LOST REVENUE, LOST PROFITS OR LOST OR DAMAGED DATA, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES.

2.    Fees.

      2.1 (a) Attached as Schedule B to this Agreement are all plans of distribution under Rule 12b-1 under the 1940 Act approved by the Funds and in effect (collectively, the "Distribution Plan"). The Funds will deliver to Distributor promptly after any changes thereto updated copies of the Distribution Plan. For its services under this Agreement, the Distributor shall be compensated and reimbursed for its expenses as set forth on Schedules C and D to this Agreement. If the Funds have a Distribution Plan that permits and authorizes them to compensate and reimburse the Distributor and required Board approvals have been given, then the Funds shall be responsible for all such compensation and reimbursements or such portions of it as have been permitted and authorized under the Distribution Plan. It is contemplated by the Distributor that the Adviser shall compensate and reimburse the Distributor for its provision to the Funds of any distribution services for which the Funds are not authorized to compensate and reimburse the Distributor, provided that compensation and reimbursements other than the base fee and NASD fees and expenses (allocable to the Trust), have been mutually agreed to in writing by the Adviser and the Distributor. The fees set forth on Schedules C and D are subject to change by Distributor upon 90 days advance notice.


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      (b) It is expected as of the date of this Agreement that the services to be provided by the Distributor under this Agreement may be provided at "less than cost" (i.e., the compensation and reimbursements paid to the Distributor will be less than the cost of providing such services). The Distributor has estimated its costs based on certain assumptions about the level of service that will be provided to the Company and the Funds, and there can be no guarantee that Distributor's estimate will be accurate. The Distributor will review its costs to provide services under this Agreement periodically, and the Distributor reserves the right to adjust its compensation and reimbursements, after the initial term, if the Distributor determines that such compensation and reimbursements are not approximately equal to the cost of providing such services.

      2.2 In the event that the Distributor is requested or authorized by the Trust or is required by governmental regulation, summons, subpoena, investigation, examination or other legal or regulatory process to produce documents or personnel with respect to services provided by the Distributor to the Trust or any Fund, the Trust will, so long as the Distributor is not the subject of the investigation or proceeding in which the information is sought, pay the Distributor for its professional time (at its standard billing rates) and reimburse the Distributor for its out-of-pocket expenses (including reasonable attorneys fees) incurred in responding to such requests or requirements.

      2.3 In the event that the Trust is requested or authorized by the Distributor or is required by governmental regulation, summons, subpoena, investigation, examination or other legal or regulatory process to produce documents or personnel with respect to services rendered by the Distributor to the Trust or any Fund under this Agreement, the Distributor will, so long as the Trust is not the subject of the investigation or proceeding in which the information is sought, pay the Trust for its professional time (at its standard billing rates not to exceed BISYS' standard rates) and reimburse the Trust for its out-of-pocket expenses (including reasonable attorneys fees) incurred in responding to such requests or requirements.

3.    Sale and Payment.

      3.1 As of the date of this Agreement, there are no Shares subject to a sales load. To the extent Shares do become subject to a sales load, this Section 3 shall be applicable. Shares of a Fund may be subject to a sales load and may be subject to the imposition of a distribution fee pursuant to the Distribution Plan referred to above. To the extent that Shares of a Fund are sold at an offering price which includes a sales load or subject to a contingent deferred sales load with respect to certain redemptions (either within a single class of Shares or pursuant to two or more classes of Shares), such Shares shall hereinafter be referred to collectively as "Load Shares" (and in the case of Shares that are sold with a front-end sales load, "Front-end Load Shares", or Shares that are sold subject to a contingent deferred sales load, "CDSL Shares"). It is specifically understood and agreed that redemption fees payable by frequent traders to the Fund to compensate for the expenses of trading activity do not represent a contingent deferred sales load. Funds that issue Front-End Load Shares shall hereinafter be referred to collectively as "Front-End Load Funds." Funds that issue CDSL Shares shall hereinafter be referred to collectively as "CDSL Funds." Front-end Load Funds and CDSL Funds may individually or collectively be referred as "Load Funds." Under this Agreement, the following provisions shall apply with respect to the sale of, and payment for, Load Shares.


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      3.2 The Distributor shall have the right to offer Load Shares at their net asset value and to sell such Load Shares to the public against orders therefor at the applicable public offering price, as defined in Section 4 hereof. The Distributor shall also have the right to sell Load Shares to dealers against orders therefor at the public offering price less a concession determined by the Distributor, which concession shall not exceed the amount of the sales charge or underwriting discount, if any, referred to in Section 4 below.

      3.3 Prior to the time of delivery of any Load Shares by a Load Fund to, or on the order of, the Distributor, the Distributor shall pay or cause to be paid to the Load Fund or to its order an amount in same-day funds equal to the applicable net asset value of such Shares. The Distributor may retain so much of any sales charge or underwriting discount as is not allowed by the Distributor as a concession to dealers.

      3.4 With respect to CDSL Funds, the following provisions shall be applicable:

            (a) The Distributor shall be entitled to receive all contingent deferred sales load charges, 12b-1 payments and all distribution and service fees set forth in the Distribution Plan adopted by a CDSL Fund (collectively, the "CDSL Payments") with respect to CDSL Shares. The Distributor may assign or sell to a third party (a "CDSL Financing Entity") all or a part of the CDSL Payments on CDSL Shares that the Distributor is entitled to receive under this Agreement. The Distributor's right to the CDSL Payments on such CDSL Shares, if assigned or sold to a CDSL Financing Entity, shall continue after termination of this Agreement.

            (b) Unless the Distributor is legally entitled to receive such fees as the financing entity, the right to receive all CDSL Payments in respect of periods subsequent to the termination of this Agreement shall terminate upon termination of this Agreement. In the event Distributor assigns or sells all or a part of the CDSL Payments to a CDSL Financing Entity and this Agreement is subsequently terminated, Distributor shall have no obligation to assist the CDSL Financing Entity in connection with such CDSL Financing Entity's right to receive such CDSL Payments subsequent to such termination.

            (c) The Distributor shall not be required to offer or sell CDSL Shares of a CDSL Fund unless and until it has received a binding commitment (a "Commitment") from the Trust or a CDSL Financing Entity satisfactory to the Distributor, which Commitment shall cover all initial and ongoing expenses and fees related to the offer and sale of such CDSL Shares including, but not limited to, dealer reallowances, financing commitment fees, and legal fees. If at any time during the term of this Agreement the then-current CDSL financing is terminated through no fault of the Distributor, the Distributor shall have the right to immediately cease offering or selling CDSL Shares until substitute financing becomes effective.


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            (d) The Distributor and the Trust hereby agree that the terms and conditions set forth herein regarding the offer and sale of CDSL Shares may be amended upon approval of both parties in order to comply with the terms and conditions of any agreement with a CDSL Financing Entity to finance the costs for the offer and sale of CDSL Shares so long as such terms and conditions are in compliance with the Distribution Plan.

4.    Public Offering Price.

      The public offering price of a Load Share shall be the net asset value of such Load Share next determined, plus any applicable sales charge, all as set forth in the current Prospectus of the Load Fund. The net asset value of Load Shares shall be determined in accordance with the then-current Prospectus of the Load Fund.

5.    Issuance of Shares.

      The Trust reserves the right to issue, transfer or sell Load Shares at net asset values (a) in connection with the merger or consolidation of the Trust or the Load Fund(s) with any other investment company or the acquisition by the Trust or the Load Fund(s) of all or substantially all of the assets or of the outstanding Shares of any other investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or split; (c) upon the exercise of subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the issuance of Load Shares pursuant to any exchange and reinvestment privileges described in any then-current Prospectus of the Load Fund; and (e) otherwise in accordance with any then-current Prospectus of the Load Fund.

6.    Term, Duration and Termination.

      This Agreement shall become effective with respect to each Fund as of the date first written above (the "Effective Date") (or, if a particular Fund is not in existence on such date, on the earlier of the date an amendment to Schedule A to this Agreement relating to that Fund is executed or the Distributor begins providing services under this Agreement with respect to such Fund) and, unless sooner terminated as provided herein, shall continue for a two year period following the Effective Date. Thereafter, if not terminated, this Agreement shall continue with respect to a particular Fund automatically for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting for the purpose of voting on such approval and (b) by the vote of the Board or the vote of a majority of the outstanding voting securities of such Fund. This Agreement is terminable without penalty with 60 days' prior written notice, by the Board, by vote of a majority of the outstanding voting securities of the Trust, or by the Distributor. This Agreement will also terminate automatically in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as ascribed to such terms in the 1940 Act.)

7.    Privacy.

      Nonpublic personal financial information relating to consumers or customers of the Funds provided by, or at the direction of, the Trust to the Distributor, or collected or retained by the Distributor to perform its obligations as distributor, shall be considered confidential information. The Distributor shall not disclose or otherwise use any nonpublic personal financial information relating to present or former shareholders of the Funds other than for the purposes for which that information was disclosed to the Distributor, including use under an exception in Rules 13, 14 or 15 of Securities and Exchange Commission Regulation S-P in the ordinary course of business to carry out those purposes. The Distributor shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to consumers and customers of the Funds. The Trust represents to the Distributor that it has adopted a Statement of its privacy policies and practices as required by Securities and Exchange Commission Regulation S-P and agrees to provide the Distributor with a copy of that statement annually.

8.    Anti-Money Laundering Compliance.

      8.1 Each of Distributor and the Trust acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. The Distributor shall also provide written notice to each person or entity with which it entered an agreement prior to the date hereof with respect to sale of the Trust's Shares, such notice informing such person of anti-money laundering compliance obligations applicable to financial institutions under applicable laws and, consequently, under applicable contractual provisions requiring compliance with laws.

      8.2 The Distributor shall include specific contractual provisions regarding anti-money laundering compliance obligations in agreements entered into by the Distributor with any dealer that is authorized to effect transactions in Shares of the Trust.

      8.3 Each of Distributor and the Trust agrees that it will take such further steps, and cooperate with the other as may be reasonably necessary, to facilitate compliance with the AML Acts, including but not limited to the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). Distributor undertakes that it will grant to the Trust, the Trust's anti-money laundering compliance officer and regulatory agencies, reasonable access to copies of Distributor's AML Operations, books and records pertaining to the Trust only. It is expressly understood and agreed that the Trust and the Trust's compliance officer shall have no access to any of Distributor's AML Operations, books or records pertaining to other clients of Distributor.

9.    Notices.

      Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail, or by nationally recognized overnight courier, to the party required to be served with such notice at the following address: if to the Trust, to it at 5847 San Felipe #850, Houston, Texas 77057, Attention:
President with a copy to Fund Counsel at Rabil & Ropka, 215 Fries Mill Road, Turnersville, New Jersey 08012; and if to Distributor, to it at 100 Summer Street, Boston, Massachusetts 02110, Attention: Broker Dealer Chief Compliance Officer, with a copy to BISYS Distribution Services, 3435 Stelzer Road, Columbus, Ohio 43219, Attention: President, or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

10.   Confidentiality.

      During the term of this Agreement, the Distributor and the Trust may have access to confidential information relating to such matters as either party's business, trade secrets, systems, procedures, manuals, products, contracts, personnel, and clients. As used in this Agreement, "Confidential Information" means information belonging to the Distributor or the Trust which is of value to such party and the disclosure of which could result in a competitive or other disadvantage to either party, including, without limitation, financial information, business practices and policies, know-how, trade secrets, market or sales information or plans, customer lists, business plans, and all provisions of this Agreement. Confidential Information includes information developed by either party in the course of engaging in the activities provided for in this Agreement, unless: (i) the information is or becomes publicly known without breach of this Agreement, (ii) the information is disclosed to the other party by a third party not under an obligation of confidentiality to the party whose Confidential Information is at issue of which the party receiving the information should reasonably be aware, or (iii) the information is independently developed by a party without reference to the other's Confidential Information. Each party will protect the other's Confidential Information with at least the same degree of care it uses with respect to its own Confidential Information, and will not use the other party's Confidential Information other than in connection with its obligations hereunder. Notwithstanding the foregoing, a party may disclose the other's Confidential Information if (i) required by law, regulation or legal process or if requested by any Agency; (ii) it is advised by counsel that it may incur liability for failure to make such disclosure; (iii) requested to by the other party; provided that in the event of
(i) or (ii) the disclosing party shall give the other party reasonable prior notice of such disclosure to the extent reasonably practicably and cooperate with the other party (at such other party's expense) in any efforts to prevent such disclosure.

10.   Governing Law .

      This Agreement shall be construed in accordance with the laws of the State of Delaware, without regard to Delaware's conflicts of laws principles and the applicable provisions of the 1940 Act.

11.   Prior Agreements.

      This Agreement constitutes the complete agreement of the parties as to the subject matter covered by this Agreement, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Agreement.

12.   Amendments.

      No amendment to this Agreement shall be valid unless made in writing and executed by both parties hereto.

13.   Matters Relating to the Trust as a Massachusetts Business Trust.

      It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but shall bind only the property of the Trust. The execution and delivery of this Agreement have been authorized by the Trust, and this Agreement has been signed and delivered by authorized officers of the Trust, acting as such, and neither such authorization by the Trust nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall bind only the property of the Trust.

                                   * * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.

COMMONWEALTH INTERNATIONAL
SERIES TRUST


By: /s/ Robert Scharar
    ---------------------------
Name:  Robert Scharar
Title: President


BISYS Fund Services Limited Partnership

By:  BISYS Fund Services, Inc.,
its General Partner


By: /s/ Fred Naddaff
    ---------------------------
Name:  Fred Naddaff
Title: President

                                   SCHEDULE A

                                      FUNDS

Commonwealth Japan Fund

Commonwealth Australia/New Zealand Fund

Commonwealth Global Fund

Commonwealth Real Estate Securities Fund

                                   SCHEDULE B

                                DISTRIBUTION PLAN


[Trust to insert copies]

                                   SCHEDULE C

                         COMPENSATION OF THE DISTRIBUTOR

1. BASIC DISTRIBUTION SERVICES. For providing the distribution entity and related infrastructure and platform, including requisite registrations and qualifications, premises, personnel, compliance, ordinary Board meeting preparation, maintenance of selling agreements, clearance of advertising and sales literature with regulators, ordinary supervisory services, and overhead, the Distributor shall receive an annual fee of $20,000 (base fee), billed monthly.

2. SPECIAL DISTRIBUTION SERVICES. For special distribution services mutually agreed to in writing between the parties and the Adviser, including those set forth on Schedule D to this Agreement, such as filing appropriate documentation for advisory representatives to qualify as registered representatives of the Distributor (provided that the Adviser is solely responsible for its representatives' meeting examination requirements) and their related registrations and fees, additional personnel, registrations, marketing services, printing and fulfillment, website services, proprietary distribution expertise for particular circumstances, and any other services in addition to the basic distribution services covered by Paragraph 1 above, the Distributor shall be reimbursed promptly upon invoicing its fees and expenses for such services, including: (a) all mutually agreed to costs to support additional personnel; (b) regulatory fees including NASD CRD costs associated with marketing materials; and (c) printing, postage and fulfillment costs mutually agreed to in writing between the parties and the Adviser, and (d) amounts payable under additional agreements mutually agreed to in writing between the parties and the Adviser to which Distributor is a party.

3. SPECIAL CONDUIT SITUATIONS. If the Distribution Plan, or any other Fund plans of distribution under Rule 12b-1 that contemplate up front and/or recurring commission and/or service payments to broker dealers, retirement plan administrators or others by the Distributor with respect to back-end loads, level loads, or otherwise, unless expressly agreed otherwise in writing between the parties, all such payments shall be made to the Distributor, which shall act as a conduit for making such payments to such broker-dealers, retirement plan administrators or others.

4. OTHER PAYMENTS BY THE DISTRIBUTOR. If the Distributor is required to make any payments to third parties in respect of distribution, which payments are contemplated and agreed to by the parties to this Agreement or otherwise arise in the ordinary course of business, the Distributor shall be promptly reimbursed for such payments upon invoicing them.

5. FEE ADJUSTMENTS. The fixed fees and other fees expressed as stated dollar amounts in this Schedule C and in this Agreement are subject to annual increases, commencing on the one-year anniversary date of the date of this Agreement, in an amount equal to the percentage increase in consumer prices for services as measured by the United States Consumer Price Index entitled "All Services Less Rent of Shelter," or a similar index should such index no longer be published, since such one-year anniversary or since the date of the last fee increase, as applicable.

------------------------------------------------------------------- ---------------------------------------------------------------
Services                                                             Fees
------------------------------------------------------------------- ---------------------------------------------------------------
1.  Wholesaling Personnel Services                                  Wholesaling Personnel Services Fees

Wholesaling  Personnel may be external wholesalers and/or internal  For each individual  constituting  the  Wholesaling  Personnel
wholesalers.                                                        employed by the Distributor  pursuant to this  Agreement,  the
                                                                    Distributor  shall receive annually an amount equal to the sum
Services  include  soliciting  support of the Funds  with  selling  of:
broker   dealers;    participating   in   promotional    meetings,
presentations,  conferences and other and forums; identifying high  (i) all  compensation  paid annually by the Distributor to the potential  personnel  of the Adviser and selling  broker  dealers;  employee attributable to services rendered to the Trust; plus and assisting with mail solicitations and literature fulfillment.
                                                                    (ii) a management oversight fee equal to:

                                                                        (a)  if one to four Wholesaling Personnel are employed, 30%
                                                                             of the salary compensation and 5% of the bonus or
                                                                             commission compensation, or

                                                                        (b)  if five or more Wholesaling Personnel are employed,
                                                                             25% of the salary compensation and 5% of the bonus or
                                                                             commission compensation;

                                                                     plus

                                                                     (iii) 18% of the total  compensation  (covering  costs of the
                                                                     Distributor's  employee  benefits  that are  provided  by the
                                                                     Distributor)  to the  extent  related  directly  to  services rendered to the Trust.

                                                                     In addition,  the  Distributor  shall be  reimbursed  for all related  costs to  support,  educate  and train and  maintain compliance  oversight  of  Wholesaling  Personnel  and  other
                                                                     personnel   such   as   sales   management,   marketing   and
                                                                     performance   reporting   personnel   (including   time   and
                                                                     expenses,  continuing  education,  seminars,  rent, supplies, phone, computers, firm element, license, registration)

                                                                     Upon any termination of Wholesaling  Personnel at the request of the Funds or upon  termination  of this  Agreement  by the
                                                                     Funds for any reason other than cause,  the Distributor  will be  reimbursed  its  severance  costs  with  respect  to such terminated Wholesaling Personnel.
------------------------------------------------------------------- ---------------------------------------------------------------

------------------------------------------------------------------- ---------------------------------------------------------------

------------------------------------------------------------------- ---------------------------------------------------------------
2.  Registration of Personnel:                                       Registration of Personnel Fees:

Services include filing appropriate documentation for advisory       $5,000 per registration per year, plus out-of-pocket
representatives to qualify as registered representatives of the      expenses.
Distributor (provided that the Adviser is solely responsible for
its representatives' meeting examination requirements) and their     $5,000 per Office of Supervisory Jurisdiction per year.
related registrations and fees.


------------------------------------------------------------------- ---------------------------------------------------------------
3.  Marketing and Related Services                                   Marketing and Related Services Fees

Marketing   Execution:   services   include   identification   and   Marketing Execution: Quote available upon request.
development of appropriate marketing and communications  programs,
projects  and  other  initiatives;  collaboration  on  initiating,   Performance Reporting
researching,  developing,  and  delivering  appropriate  sales and
marketing  materials;  and management of marketing and advertising       Monthly Reports
projects.
                                                                         Monthly  Updating  and  Typesetting  -- $850 - $1,000 per
Performance Reporting:  services include creation of templates for       sheet per month (for an All-in-One style report)
monthly  fact  sheets  and  quarterly   fact  sheets;   populating
templates with performance  data obtained from third parties;  and       Initial  Design  and Setup  (1-time  charge)  -- $500 per
coordinating steps needed for final printing and distribution.           sheet

Creative  Communication and Editorial  Services:  services include       Quarterly Reports
preparing drafts of textual  commentary and management  discussion
and  analysis  for  annual;  and  semi-annual  reports,  including       Quarterly  Updating  and  Typesetting  -- $300 - $350 per
portfolio  manager  interviews;   providing  creative  design  and       Fund sheet per Share Class per quarter
direction;  and  coordinating  production,  including  typesetting
(initial  composition  and  changes  to  composition),  charts and       Initial  Design and Setup per Fund sheet (1-time  charge)
ancillary items.                                                         -- $500 per Fund sheet

Production Timing:                                                       Annual & Semi-Annual Reports

o   No timing guarantees can be made for completion of monthly and       Coordination:
    quarterly fact sheets where any of the information needed to
    produce the reports is generated by service providers other      o   $3,000 Initial Fee (includes Chairman's Letter and 1st
    than the Distributor. However, a basic estimate of turnaround        Fund)
    time may be given based upon when the unit receives all
    necessary data in good order. Under normal conditions, the       o   $500 for each additional Fund
    Performance Reporting unit expects to make proofs ready for
    review (either printed or electronic PDF format) by the 4th          NOTE:  The above charges do not include the  typesetting,
    business day after the final piece of data is received. If           printing,   shipping,   fulfillment,   Edgar   filing  or
    compliance review is necessary (e.g., when Morningstar ratings       quick-turnaround  charges  that may be incurred  from the
    data is used) an additional 2 days may be required for review.       financial  printer.  The above fees are for  coordinating
                                                                         the project only.
------------------------------------------------------------------- ---------------------------------------------------------------

------------------------------------------------------------------- ---------------------------------------------------------------

------------------------------------------------------------------- ---------------------------------------------------------------
                                                                    Creative Communication and Editorial Services

o   Printing turnaround (once the factsheets are signed-off by the  Quote available upon request.
    client) is usually approximately 4-5 calendar days with most jobs shipping by the 5th day.

o If requested, final electronic PDF files may be generated and e-mailed on the day the job is signed-off on by the client.
    These PDFs may be distributed and printed as necessary until the final printed pieces arrive.


------------------------------------------------------------------- ---------------------------------------------------------------
4  FRC Services FRC's program components include:                    FRC Services Fees

- Mutual Fund Views on the News and Monitor Publications             Mutual  Fund  Views  on the News  and  Monitor  Publications:
                                                                     $7,650.00.
-Market Analytics Publications
-Advanced Research Publications                                      Market Analytics Publications: Quote available upon request.
-Subject Matter Expert Direct Access
                                                                     Advanced Research Publications:
The  Trust  acknowledges  that  certain  FRC  publications  may be
provided  only  to  parties  that  have  entered  into  a  written   o   White Papers - FRC Vision (typical cost is approximately
agreement  or  addendum  that sets  forth the terms of use of such       $2,500)
publications  and the  associated  fee.  The Trust will notify the
Distributor  whether  the Trust or the  Adviser or both will enter   o   Research Studies (costs vary, however typically range
into such an agreement or addendum.  The Trust  acknowledges  that       between $6,000 and $12,500)
if  only  one of  the  Trust  or  the  Adviser  enters  into  such
agreement or  addendum,  the other party will be  prohibited  from   Subject  Matter Expert Direct  Access:  Quote  available  upon
receiving or using such publications.                                request

                                                                     Other FRC Fees:

                                                                     o   All subsequent content and support hours may be purchased
                                                                         at a 20% discount from standard pricing.
------------------------------------------------------------------- ---------------------------------------------------------------

      Expenses Applicable to Distribution Services

      Except as expressly set forth above and in Schedule C of this agreement, out-of-pocket expenses incurred by Distributor in the performance of its services under this Agreement are not included in the above fees. Such out-of-pocket expenses, which shall be paid by the Trust to the extent they are attributable to the Trust and have been mutually agreed upon (except as otherwise agreed herein, such as NASD and audit fees and expenses), may include, without limitation o reasonable travel and entertainment costs;

      o expenses incurred by the Distributor in qualifying, registering and maintaining the registration of the Distributor and each individual comprising Wholesaling Personnel as a registered representative of the Distributor under applicable federal and state laws and rules of the NASD, e.g., CRD fees and state fees;

      o     Sponsorships, Promotions, Sales Incentives;

      o any and all compensation to be paid to a third party as paying agent for distribution activities (platform fees, finders fees, sub-TA fees, 12b-1 pass thru, commissions, etc.);

      o costs and expenses incurred for telephone service, photocopying and office supplies;

      o     advertising costs;

      o costs for printing, paper stock and costs of other materials, electronic transmission, courier, talent utilized in sales materials (e.g. models), design output, photostats, photography, and illustrations;

      o     packaging, shipping, postage, and photocopies;

      o taxes that are paid or payable by the Distributor or its affiliates in connection with its services hereunder, other than taxes customarily and actually imposed upon the income that the Distributor receives hereunder; and

      o amounts paid to the NASD based on Distributor's revenue and/or the number of Distributor's registered representatives attributable to the Trust.